Proposal

[redacted]

CFO International, P.C.

[redacted]

CFO International, P.C.

1753 E. Sage Hollow Drive

Draper, Utah 84020

karl@cfoint.com

Karl Farnsworth, CPA

President & CEO

Proposal Date January 8, 2018

~~12.29.2017~~

Company: Sundance

Print name: Randy Pearson

Position: Pres.

Sign here to approve:

Intellectual Property

Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME, OR COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS, SERVICES, OR TECHNOLOGY), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY TO THE OTHER WITH RESPECT TO ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEED THE AMOUNTS PAID BY THE COMPANY TO CFO INTERNATIONAL, P.C. HEREUNDER.

Term

This agreement shall have a term of six months and continue in force indefinitely thereafter unless either party shall give the other written notice at least 30 days in advance of their desire to terminate the agreement after its initial term has expired. Prior to the expiration of the initial six months term, the Company may, at its sole discretion, provide a 60-day notice to terminate the agreement.

Arbitration

Any dispute or claim arising out of or relating to services covered by this agreement or any other Services hereafter provided by CFO International or any of its subcontractors or agents to the Company or at the Company's request (including any matter involving any third party for whose benefit any such services are provided) and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration, litigation, or some other dispute resolution procedure. If they do not reach such solution within a period of 60 days, then, all disputes, claims, questions, or differences may be finally settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules. Arbitration shall take place in Salt Lake City, Utah. Judgment on any arbitration award may be entered in any court having jurisdiction. It is agreed by the Company and CFO International or any successors in interest that no claim arising out of services rendered pursuant to this agreement by or on behalf of the Company shall be asserted more than one year after the date of the last work performed by CFO International.

In the event CFO International is requested or authorized by the Company or is required by government regulations, subpoena or other legal process to produce its documents or its personnel as witnesses with respect to its engagements for the Company, the Company will, so long as CFO International is not a party to the proceeding in which the information is sought, reimburse CFO International for its professional time and expenses, as well as the fees and expenses of its counsel incurred in responding to or complying with such requests.

Terms & Conditions:

This agreement defines the terms and conditions between The Company and CFO International for all projects or services that CFO International may be contracted to produce or provide for the aforementioned project will be subject to the terms below.

Independence

The Company hereby retains CFO International as a full-service consultant to advise and assist in financial and general management matters. The Company acknowledges that CFO International and its members are completely free as to their hours, place and method of operation. Further, the Company grants no authority to act in any other capacity whatsoever except as an advisor and CFO International shall be an independent contractor and not an employee. CFO International shall perform services in the manner it determines to be most appropriate. CFO International and its members are self-employed for all purposes, including but not limited to, the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Act and income withholding at the source.

CFO International and its members shall use commercially reasonable efforts in the performance of their duties under this Agreement and shall spend sufficient time at the Company's premises to fulfill their obligations to the Company. However, the Company acknowledges that CFO International has made no guarantees regarding the outcome of its efforts on the Company's behalf and shall have no liability to the Company with respect to the outcome of its efforts.

Confidentiality

This Agreement is not exclusive and the Company and CFO International are free to engage in all pursuits whatsoever at any time. However, both parties acknowledge that they will receive and learn information that is confidential and proprietary ("Confidential Information") to the other, each hereby agrees to hold such information strictly confidential and not to divulge such information without the express written consent of the other party. All documents and other tangible objects containing or representing Confidential Information and all copies thereof which are in the possession of the recipient shall be and remain the property of originating party and shall be promptly returned to it upon its request.

Billing Schedule

If the Company's transaction volume, complexity and finance & accounting needs change, the Company and CFO International will work in good faith to adjust the retainer fee as agreed at that time.

The Company agrees to pay all retainer fees on the first day of the month to which the retainer applies. If additional services are requested and approved, they will be billed at CFO International's then current hourly rates and will be due on the 15th day of the month following the date of the invoice. If any fee or amount due hereunder is not fully paid when due, the Company agrees to pay all costs of collection or other enforcement of CFO International rights hereunder, including but not limited to attorneys' fees and expenses, whether collected or enforced by suit or otherwise.

Scope:

CFO International, P.C. (CFO International) will provide CFO consulting services to Sundance Strategies, Inc. (The Company) as necessary to immediately begin to stabilize the current issues surrounding the lack of timely filings of 10-Qs and 10-Ks work. Focused attention will be towards interacting and liaising with the current auditors and accountants to bring things more in line to becoming a well-run, more value-creating part of the business.

CFO International will quickly assess the current situational accounting, financial reporting and internal control needs of The Company, while also, spearheading the liaison work with auditors/accountants as well as the generation of financial and managerial reports. We intend to get as much existing information from the current sources as possible to allow for an orderly transition. CFO International will fill the dynamic gaps along the way as needed with its own high-level consulting resources.

The objective of this agreement is to assure that The Company has the CFO and Controllership functions well established every step of the way as we develop these critical capabilities to where they need to be.

The priorities include accounting, cashflow management, invoicing, inventory, receivables & payables management, preparing and/or facilitating proformas/forecasts and multiple types of presentations; focus on assisting senior management's efforts to shore up sufficient working, debt &/or equity capital; overseeing the controllership function including monitoring costs, internal controls and in identifying/reporting key KPIs, assessing finance resources; being a business partner with the President and other senior management in developing overall business strategy; overseeing risk management/insurance renewals, liaising with banking relationships, auditors, current investors, potential investors and others.

Price:

The fee for the CFO services is initially estimated at $5,900 monthly. It is expected that this engagement will be for at least 6 months, however, such expectations can be adjusted per the terms of this agreement. All retainer payments are due at the beginning of each monthly period. All reasonable and pre-approved travel, lodging and business meals expenses related directly to fulfilling this engagement are to be reimbursed within seven days of the submission of receipts.

We commit to take the time that is necessary to complete the scope of this work. To set proper expectations, the *minimum* you can expect to have the full attention of our CFO Consultant during this engagement is approximately 8+ hours per week. The timing of this can be flexible to meet the needs of the business.